UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 20, 2011

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Huangcheng Road (N), Longkou, Shandong Province, PRC
(Address Of Principal Executive Offices) (Zip Code)

(86 535) 8951-567
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 20, 2011, New Dragon Asia Corp. (the “Company”) reconvened its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.	Amendment to Articles of Incorporation to Increase Authorized Shares

Stockholders did not approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Class A common stock to 119,509,894 shares, in accordance with the voting results listed below, after the deduction of 19,509,894 shares of the Company’s Class A common stock (the “Void Shares”) that were issued in excess of the Company’s Articles of Incorporation.  The Void Shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.

For	Against	Abstain	Broker Non-Votes
42,355,234	23,879,951	212,478	-

2.	Election of Directors

All of the following six nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below (after deducting the Void Shares), to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Votes
Hen Jing Lu	12,100,015	7,276,599	47,071,050
Li Xia Wang	12,550,265	6,826,349	47,071,050
Zhi Yong Jiang	10,979,532	8,397,082	47,071,050
De Lin Yang	11,568,269	7,808,345	47,071,050
Qi Xue	12,712,748	6,663,866	47,071,050
Feng Ju Chen	12,716,974	6,659,640	47,071,050

3.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Parker Randall CF (H.K.) CPA Limited as the independent auditors of the Company for the fiscal year ended December 31, 2011, in accordance with the voting results listed below (after deducting the Void Shares).

For	Against	Abstain	Broker Non-Votes
59,039,936	4,238,037	3,169,691	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Li Xia Wang
Name:	Li Xia Wang
Title:	Chief Executive Officer
Dated: May 23, 2011